UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

February 1, 2012
Date of Report (date of Earliest Event Reported)
____________________
VELATEL GLOBAL COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in its Charter)
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NEVADA		98-0489800
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

12526 High Bluff Drive, Suite 155, San Diego, CA 92130
 (Address of principal executive offices and zip code)

(760) 230-8986
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into Material Definitive Agreement

On February 1, 2012 (“Effective Date”), VelaTel Global Communications, Inc. (“VelaTel”), a Nevada corporation and the registrant responsible for the filing of this Form 8-K, through its wholly owned subsidiary Gulfstream Capital Partners Limited (“Gulfstream”), a limited liability company incorporated in the Republic of Seychelles (VelaTel and Gulfstream collectively, “the Company”) entered into an Exclusive Consulting and Technical Service Agreement (“Agreement”) with New Generation Special Technology Communications Co., Ltd. (“NGSN”), a limited liability company organized under the laws of the People’s Republic of China (“PRC”).  The material terms of the Agreement are as follows (capitalized terms are as defined in the Agreement):

1. The Parties previously entered into a Business Cooperation Agreement on October 21, 2011 (“Business Agreement”).  The Business Agreement contemplates the Parties will set up an offshore joint venture, which will then set up a wholly foreign owned enterprise in the PRC (“WFOE”) to provide services to a subsidiary company of NGSN (“NGSN’s Subsidiary”) for certain telecom business that will be authorized by NGSN.  Since WFOE and NGSN’s Subsidiary are in the process of formation, the Parties enter into the Agreement to expedite the progress of cooperation, with the expectation that NGSN and Gulfstream will be replaced by NGSN’s Subsidiary and WFOE after their respective formation and that the terms of the Agreement will be carried out by NGSN’s Subsidiary and WFOE.

2. Gulfstream shall be the exclusive provider of and NGSN shall accept consulting and technical support services (the “Services”) set forth in Appendix 1 to the Agreement and described as:

(1) Project technical solution design;
(2) Project site selection and construction;
(3) Project financing;
(4) Equipment (including software) procurement, installation, operation and maintenance;
(5) Engineering;
(6) Bandwidth rent;
(7) Radio frequency design;
(8) System security and optimization;
(9) Project management and operation management;
(10) Warranty service;
(11) Other services deemed necessary by the Parties.

Service Fees shall be in amounts mutually agreed.  Service Fees for the first phase of Services contemplated to be included in the Business Plan are reflected (along with other financial projections) in the pro forma attached as Exhibit 99.1 to this Form 8-K.  Unless earlier terminated or extended, the Initial Term of the Agreement is fifteen years from the Effective Date. Unless either Party sends a written notice of non-extension prior to expiration, the Agreement shall be automatically renewed for consecutive Additional Terms of five years.  The grounds for early termination are prevention of performance due to a force majeure for a period of six months or more, or insolvency or bankruptcy of either party which would restrict the ability of that Party to conduct its business.  In the event of termination, the amount of all Service Fees already accrued shall be paid within 30 days of demand.

3. The Company shall provide proof of funds for US$500,000 within 30 days of the Effective Date, and shall pay as needed from such funds the amount required as registered capital for WFOE, with the first injection paid within five business days of completion of WFOE’s registration to do business. The Company also commits to invest $18 million within twelve months of NGSN obtaining radio frequency spectrum licenses in 3.5 or 1.8 GHz spectrum as CAPEX and OPEX for WFOE. The actual investment intensity and schedule shall comply with the Business Plan that shall be jointly prepared by NGSN’s Subsidiary and WFOE. The Business Plan shall be attached to the Shareholders and Share Subscription Agreement as a binding Annex. Failure to do so shall constitute a breach of the Agreement.

A fully executed copy of the Agreement is attached hereto and incorporated by this reference as Exhibit 10.1 to this Form 8-K (including internal Appendix 1 – Scope of Services).

A copy of a financial pro forma projecting the financial results of the first phase of Services the Parties contemplate under the Agreement is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01            Exhibits

10.1	Business Agreement between VelaTel Global Communications, Inc. and Next Generation Systems Technology Communications Co., Ltd.
99.1	Financial pro forma

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VelaTel Global Communications, Inc.,

Date: February 6, 2012	By:	/s/ George Alvarez
Name: George Alvarez
Title: Chief Executive Officer